Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE OF CLAIMS
Colony Capital, Inc. (“Colony” and together with its subsidiaries, the “Employer”) and Richard B. Saltzman (“Executive”), a former employee of Colony, hereby enter into and agree to be bound by this Separation Agreement and Release of Claims (this “Agreement”). Executive acknowledges that he is required to execute this Agreement in order to be eligible to receive (1) certain post-termination benefits (the “Post-Termination Benefits”) as set forth in Section 4(c)(ii) of his Employment Agreement with Colony, dated December 23, 2014, as subsequently amended by the First Amendment to the Employment Agreement, dated June 2, 2016 (the “Employment Agreement”) and (2) the payments and benefits described in Section 6 herein (the “Board Payments”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings specified in the Employment Agreement.
1.SEPARATION DATE. Executive acknowledges and agrees that his separation from Employer was effective as of November 5, 2018 ( the “Separation Date”).
2.WAGES FULLY PAID. Executive acknowledges and agrees that he has received payment in full for all salary and other wages, including without limitation any accrued, unused vacation or other similar benefits earned through the Separation Date.
3.EXECUTIVE’S GENERAL RELEASE OF CLAIMS.
(a)Waiver and Release. Pursuant to Section 4(c)(ii) of the Employment Agreement, and in consideration of the Post-Termination Benefits and the Board Payments to be provided to Executive as outlined in the Employment Agreement and this Agreement as set forth herein, Executive, on behalf of himself and his heirs, executors, administrators and assigns, forever waives, releases and discharges Employer, its officers, directors, owners, shareholders and agents (collectively referred to herein as, the “Employer Group”), and each of its and their respective officers, directors, shareholders, members, managers, employees, agents, servants, accountants, attorneys, heirs, beneficiaries, successors and assigns (together with the Employer Group, the “Employer Released Parties”), from any and all claims, demands, causes of actions, fees, damages, liabilities and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, that Executive has ever had or might have against the Employer Released Parties that directly or indirectly arise out of, relate to, or are connected with, Executive’s services to, or employment by the Company, including, but not limited to (i) any claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of Title 42 of the United States Code, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code, as amended, and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (ii) any tort and/or contract claims, including any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. Executive acknowledges that if the Equal Employment Opportunity Commission or any other administrative agency brings any charge or complaint on his behalf or for his benefit, this Agreement bars Executive from receiving, and Executive hereby waives any right to, any monetary or other individual relief related to such a charge or complaint. The release contained in this Agreement, however, excludes (i) any claims made under state workers’ compensation or unemployment laws, and/or any claims that cannot be waived by law, (ii) claims with respect to the breach of any covenant (including any payments under the Employment Agreement) to be performed by Employer after the date of this Agreement, (iii) any rights to indemnification or contribution or directors & officers liability insurance under the Employment Agreement, Indemnification Agreement, any operative documents of the Company or any applicable law, (iv) any claims as a holder of Company equity awards under the Company’s equity incentive plans or as a holder of Fund Incentives, and (v) any claims for vested benefits under any employee benefit plan (excluding any severance plan and including claims under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any claims that may arise after the date Executive signs the Agreement.
(b)Waiver of Unknown Claims; Section 1542. Executive intends to fully waive and release all claims against Employer; therefore, he expressly understands and hereby agrees that this Agreement is intended to cover, and does cover, not only all known injuries, losses or damages, but any injuries, losses or damages that he does not now know about or anticipate, but that might later develop or be discovered, including the effects and consequences of those injuries, losses or damages. Executive expressly waives the benefits of and right to relief under California Civil Code Section 1542 (“Section 1542”), or any similar statute or comparable common law doctrine in any jurisdiction. Section 1542 provides:
Section 1542. (General Release-Claims Extinguished) A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Executive understands and acknowledges the significance and consequences of this specific waiver of Section 1542 and, having had the opportunity to consult with legal counsel, hereby knowingly and voluntarily waives and relinquishes any rights and/or benefits which he may have thereunder. Without limiting the generality of the foregoing, Executive acknowledges that by accepting the benefits and payments offered in exchange for this Agreement, he assumes and waives the risks that the facts and the law may be other than he believes and that, after signing this Agreement, he may discover losses or claims that are released under this Agreement, but that are presently unknown to him, and he understands and agrees that this Agreement shall apply to any such losses or claims.
(c)Acknowledgement of ADEA Waiver. Without in any way limiting the scope of the foregoing general release of claims, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) and that such waiver and release is knowing and voluntary. This waiver and release does not govern any rights or claims that might arise under the ADEA after the date this Agreement is signed by Executive. Executive acknowledges that: (i) the consideration given for this Agreement is in addition to anything of value to which Executive otherwise would be entitled to receive; (ii) he has been advised in writing to consult with an attorney of his choice prior to signing this Agreement; (iii) he has been provided a full and ample opportunity to review this Agreement, including a period of at least twenty-one (21) days within which to consider it (which will not be lengthened by any revisions or modifications); (iv) he has read and fully understands this Agreement and has had the opportunity to discuss it with an attorney of his choice; (v) to the extent that Executive takes less than twenty-one (21) days to consider this Agreement prior to execution, he acknowledges that he had sufficient time to consider this Agreement with counsel and that he expressly, voluntarily and knowingly waives any additional time; and (vi) Executive is aware of his right to revoke this Agreement at any time within the seven (7)-day period following the date on which he executes this Agreement. Executive further understands that he shall relinquish any right he has to Post-Termination Benefits described in the Employment Agreement and the Board Payments if he exercises his right to revoke this Agreement. Notice of revocation must be made in writing and must be received by Mark Hedstrom, no later than 5:00 p.m. Pacific Time on the seventh (7th) calendar day immediately after the day on which Executive executes this Agreement.
4.NO CLAIMS BY EXECUTIVE. Executive affirms and warrants that he has not filed, initiated or caused to be filed or initiated any claim, charge, suit, complaint, grievance, action or cause of action against Employer or any of the other Employer Released Parties.
5.NO ASSIGNMENT OF CLAIMS. Executive affirms and warrants that he has made no assignment of any right or interest in any claim which he may have against any of the Employer Released Parties.
6.BOARD SERVICE.
(a)    Board Service Payments. If during the period beginning on the Separation Date and ending on the earlier of (i) November 5, 2021 and (ii) the date on which Executive no longer serves on the board of directors of NorthStar Realty Europe Corp. (the “NRE Board”), Executive does not receive compensation from NorthStar Realty Europe Corp. for Executive’s service on the NRE Board that is at least equal to that provided to other non-employee members of the NRE Board, then Colony shall provide cash payments to Executive that Colony determines in good faith to be substantially equivalent to both (x) the amount of compensation (including both cash and equity compensation) that the other non-employee members of the NRE Board receive in connection with such service for such period and (y) the time in which such compensation is received and/or vests.
(b)    Resignation from Boards. Colony may request that Executive resign from the NRE Board and/or the board of directors of Colony Credit Real Estate, Inc. at any time following the Separation Date and prior to November 5, 2021 (the “Resignation Request”) and Executive shall take all actions necessary to resign from the applicable board of directors effective no later than three (3) business days following Executive’s receipt of the Resignation Request.
(c)    Unvested NRE Shares. If the unvested shares of NRE restricted stock that Executive held immediately prior to the Separation Date are forfeited for any reason following the Separation Date, then Colony will grant Executive an equal number of fully vested shares of NRE common stock as soon as practicable following the date of such forfeiture.
(d)    Withholding Taxes. Any amounts payable to Executive pursuant to this Section 6 shall be subject to withholding for applicable taxes.
7.ADVICE OF COUNSEL. Executive acknowledges: (a) that he has been advised to consult with an attorney regarding this Agreement; (b) that he has, in fact, consulted with an attorney regarding this Agreement; (c) that he has carefully read and understands all of the provisions of this Release; and (d) that he is knowingly and voluntarily executing this Agreement in consideration of the Post-Termination Benefits provided under the Employment Agreement and the Board Payments.
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IN WITNESS WHEREOF, Colony and Executive have caused this Agreement to be executed as of the date set forth below.

COLONY CAPITAL, INC.

/s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Title: Exec VP & COO
Date: December 18, 2018

EXECUTIVE

/s/ Richard B. Saltzman
Richard B. Saltzman
Date: December 18, 2018

[Signature Page to Saltzman Separation Agreement and Release of Claims]

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